                                                                       EXHIBIT G
                                                               FILE NO. 70-10299

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES
                              ROLLFORWARD OF EQUITY
                       FOR THE QUARTER ENDED JUNE 30, 2005
                                 (IN THOUSANDS)

                                        BEGINNING          INCOME
                                         BALANCE            FROM           LOSS FROM        LOSS ON DISPOSAL
                                        MARCH 31,        CONTINUING      DISCONTINUED        OF DISCONTINUED       EXTRAORDINARY
                                          2005           OPERATIONS       OPERATIONS           OPERATIONS              ITEM
                                       -----------       ----------       ----------           ----------            --------
SHAREHOLDERS' EQUITY
  Common stock                         $     3,090       $       -         $      -              $    -              $      -
  Additional paid-in capital             2,900,793               -                -                   -                     -
  Retained deficit                      (1,722,214)         27,705           (2,988)               (735)               30,441
  Net deferred loss from cash flow
    hedges                                 (36,943)              -                -                   -                     -
  Benefits - minimum liability
    adjustment                              (9,592)              -                -                   -                     -
                                       -----------       ---------         --------              ------              --------
     TOTAL SHAREHOLDERS' EQUITY        $ 1,135,134       $  27,705         $ (2,988)             $ (735)             $ 30,441
                                       ===========       =========         ========              ======              ========


                                                                                                  OTHER
                                                            NET DEFERRED                       CHANGES IN
                                                              GAIN FROM        CHANGES           STOCK-            ENDING
                                                              CASH FLOW       IN BENEFIT      ISSUANCES OF      BALANCE JUNE
                                          DIVIDENDS            HEDGES         LIABILITY           STOCK            30, 2005
                                          ---------            -------        ---------          -------        ------------
SHAREHOLDERS' EQUITY
  Common stock                            $       -            $     -         $     -           $     4        $      3,094
  Additional paid-in capital                      -                  -               -             6,434           2,907,227
  Retained deficit                          (21,644)                 -               -                 -          (1,689,435)
  Net deferred loss from cash flow
    hedges                                        -              2,894               -                 -             (34,049)
  Benefits - minimum liability
    adjustment                                    -                  -           3,573                 -              (6,019)
                                          ---------            -------         -------           -------        ------------
     TOTAL SHAREHOLDERS' EQUITY           $ (21,644)           $ 2,894         $ 3,573           $ 6,438        $  1,180,818
                                          =========            =======         =======           =======        ============

                                                                       EXHIBIT G
                                                               FILE NO. 70-10299

            CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC AND SUBSIDIARIES
                              ROLLFORWARD OF EQUITY
                       FOR THE QUARTER ENDED JUNE 30, 2005
                                 (IN THOUSANDS)

                                                                                     ENDING
                               BEGINNING                                            BALANCE
                                BALANCE                                             JUNE 30,
                             MARCH 31, 2005      NET INCOME           OTHER           2005
                             --------------      ----------          -------       ----------
MEMBER'S EQUITY
 Common stock                 $         1         $      -           $     -       $        1
 Paid-in capital                2,269,823                -            12,982        2,282,805
 Retained deficit                (216,469)          85,171            (9,042)        (140,340)
                              -----------         --------           -------       ----------
   TOTAL MEMBER'S EQUITY      $ 2,053,355         $ 85,171           $ 3,940       $2,142,466
                              ===========         ========           =======       ==========

                                                                       EXHIBIT G
                                                               FILE NO. 70-10299

               CENTERPOINT ENERGY RESOURCES CORP. AND SUBSIDIARIES
                              ROLLFORWARD OF EQUITY
                       FOR THE QUARTER ENDED JUNE 30, 2005
                                 (IN THOUSANDS)


                                         BEGINNING                                  CONTRIBUTION
                                          BALANCE                      OTHER        FROM PARENT-                         ENDING
                                           MARCH                   COMPREHENSIVE        TAX         DIVIDEND          BALANCE JUNE
                                          31, 2005    NET INCOME   INCOME (LOSS)    ALLOCATION     TO PARENT   OTHER    30, 2005
                                         ----------   ----------   -------------    ------------   ----------  -----  ------------
STOCKHOLDER'S EQUITY
  Common stock                           $        1   $        -   $           -    $          -   $        -  $   -  $          1
  Paid-in capital                         2,262,589            -               -          23,346            -    703     2,286,638
  Retained earnings                         401,248       26,785               -               -     (100,000)     -       328,033
  Accumulated other comprehensive income     11,722            -          (2,141)              -            -      -         9,581
                                         ----------   ----------   -------------    ------------   ----------  -----  ------------
    TOTAL STOCKHOLDER'S EQUITY           $2,675,560   $   26,785   $      (2,141)   $     23,346   $ (100,000) $ 703  $  2,624,253
                                         ==========   ==========   =============    ============   ==========  =====  ============